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                                                                     Exhibit 11



INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Colorado Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 33-50051 of our report dated September 6, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 18, 1996